UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 22, 2007

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23490	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 22, 2007, VIVUS, Inc. announced that it has initiated a 28-week phase 2 study with topiramate and phentermine in obese patients with type 2 diabetes. The randomized, double-blind, parallel-designed study will measure the effects of this combination on associated metabolic, cardiovascular, and anthropometric risk factors as well as changes in absolute weight, percent of baseline body weight lost, and a change in waist circumference. Subjects will also have a Body Mass Index (BMI) between 27 to 42 kg/m2. Patients on antidepressants and common psychiatric medications such as SSRI’s or SNRI’s will be allowed to participate in the study. The trial will take place at approximately 10 centers nationwide and VIVUS plans to enroll approximately 180 individuals. Patient recruitment is now underway. Please see http://www.clinicaltrials.gov for more information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Lee. B. Perry
Lee B. Perry Vice President and Chief Accounting Officer

Date: June 22, 2007